As filed with the Securities and Exchange Commission on February 9, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT

Under THE SECURITIES ACT OF 1933

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2293354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Waters Ridge Drive Lewisville, Texas 75057-6011 (972) 420-8200	David K. Meyercord, Esq. Senior Vice President- Administration and General Counsel Horizon Health Corporation 1500 Waters Ridge Drive Lewisville, Texas 75057-6011 (972) 420-8200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick Owens, Esq.

Melissa Webb, Esq.

Strasburger & Price, L.L.P.

901 Main Street, Suite 4300

Dallas, Texas 75202-3794

(214) 651-4300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(5)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(5)	Amount of Registration Fee
Common Stock(2)
Common Stock Purchase Rights(2)
Preferred Stock(3)
Debt Securities(4)
Total	$100,000,000		$100,000,000	$11,770

(1)	Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Offering Price per Unit, and Proposed Maximum Aggregate Offering Price have been omitted for each class of securities registered hereby.
(2)	Subject to note (5) below, we are registering an indeterminate number of shares of common stock, $.01 par value per share, that we may issue from time to time at indeterminate prices. Shares of common stock may be issued (i) separately or (ii) upon conversion or exchange of securities registered hereunder, to the extent such securities are, by their terms, convertible into or exchangeable for common stock. Each share of common stock includes one common stock purchase right issued pursuant to a Rights Agreement dated as of February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent. The common stock purchase rights are not presently exercisable and do not trade separately from the common stock. No separate consideration is paid for the common stock purchase rights, and no separate fee is payable in respect of the registration of the common stock purchase rights.
(3)	Subject to note (5) below, we are registering an indeterminate number of shares of preferred stock, $.10 par value per share, that we may issue from time to time at indeterminate prices. Shares of preferred stock may be issued (i) separately or (ii) upon conversion or exchange of securities registered hereunder, to the extent such securities are, by their terms, convertible into or exchangeable for preferred stock.
(4)	Subject to note (5) below, we are registering an indeterminate amount of debt securities that we may issue from time to time at indeterminate prices.
(5)	Represents the offering price of any common stock (including associated common stock purchase rights); the liquidation preference of any preferred stock at the date of issuance; and the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount; all of which together will not exceed $100,000,000. Pursuant to Rule 457(o), the registration fee is calculated on the maximum aggregate offering price of the common stock (including associated common stock purchase rights), preferred stock, and debt securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion — February 9, 2005

HORIZON

HEALTH

CORPORATION

$100,000,000

Common Stock

Preferred Stock

Debt Securities

We may from time to time offer up to an aggregate amount of $100,000,000 of our shares of common stock, shares of preferred stock, and/or debt securities. One or more supplements to this prospectus will indicate the amount and terms of each issue of securities, including the offering price, to be issued by us.

Our common stock is listed on the NASDAQ National Market under the symbol “HORC”.

We may offer these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in a prospectus supplement. The prospectus supplement may also update or change information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                  , 2005.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference from time to time in this prospectus or any prospectus supplement, or made by us or our representatives in other reports, filings with the Securities and Exchange Commission, press releases, conferences, or otherwise, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meaning.

Forward-looking statements involve risks, uncertainties or other factors which may cause actual results to differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Certain risks, uncertainties and other important factors are detailed in this prospectus or the applicable prospectus supplement and will be detailed from time to time in reports filed by us with the SEC, including on Forms 8-K, 10-Q and 10-K, and include, among others, the following:

•	general economic and business conditions which are less favorable than expected;

•	unanticipated changes in industry trends;

•	decreased demand by acute care hospitals for our services;

•	our inability to retain existing management contracts or to obtain additional contracts or maintain customer relationships;

•	adverse changes in reimbursement by Medicare or other third-party payers for costs of providing behavioral health, physical rehabilitation or nursing services;

•	adverse changes to other regulatory requirements relating to the provision of behavioral health, physical rehabilitation or nursing services;

•	adverse consequences of investigations by governmental regulatory agencies;

•	adverse judgments rendered in lawsuits pending or later asserted against us;

•	fluctuations and difficulty in forecasting operating results;

•	our ability to sustain, manage or forecast our growth;

•	our ability to successfully integrate acquired businesses on a cost effective basis;

•	heightened competition, including specifically the intensification of price competition;

•	the entry of new competitors and the development of new products or services by new and existing competitors;

•	changes in business strategy or development plans;

•	inability to carry out marketing and sales plans;

•	business disruptions;

•	liability and other claims asserted against us;

•	loss of key executives;

•	the ability to attract and retain qualified personnel;

•	adverse publicity;

•	demographic changes; and

•	other factors referenced or incorporated by reference in this prospectus or the applicable prospectus supplement and other reports or filings with the SEC.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent the estimates and assumptions of our management only as of the date of the document in which they are stated. Unless required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a shelf registration process. Under this shelf registration process, we may offer from time to time either separately or in units any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the headings “Available Information” and “Documents Incorporated by Reference.”

As used in this prospectus generally, the terms “Horizon,” “the Company,” “we,” “our” or “us” mean Horizon Health Corporation and its direct or indirect subsidiaries.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THAT DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room and copy charges. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

Our website address is www.horizonhealth.com. We make available free of charge on or through our website our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website is not incorporated by reference into this prospectus or made a part hereof for any purpose.

We have filed a registration statement and related exhibits on Form S-3 with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may read the registration statement and exhibits without charge at the SEC’s Public Reference Rooms, you may access same at the SEC’s web site described above, or you may obtain copies from the SEC at prescribed rates.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to other documents on file with the SEC. Some information that we currently have on file is incorporated by reference and is an important part of this prospectus. Some information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934 (all filed under file no. 1-13626 unless otherwise indicated below):

•	Annual Report on Form 10-K for the fiscal year ended August 31, 2004, filed on November 12, 2004;

•	Current Report on Form 8-K/A filed on August 5, 2004;

•	Definitive Proxy Statement filed on December 15, 2004;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2004, filed on January 10, 2005;

•	Current Reports on Form 8-K filed on September 14, 2004, October 25, 2004, November 30, 2004, January 3, 2005, January 11, 2005 and February 3, 2005 (except for information and exhibits furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, which are not incorporated herein);

•	the description of our common stock, par value $.01 per share, contained in Item 1 of our Registration Statement on Form 8-A filed on February 9, 1995; and

•	the description of the common stock purchase rights associated with our common stock contained in Item 1 of our Registration Statement on Form 8-A filed on February 7, 1997 (File No. 000-22123).

In addition, the documents incorporated by reference at the date of this prospectus will include any additional documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of the initial registration statement containing this prospectus and prior to effectiveness of the registration statement.

Further, all other documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of those documents.

Notwithstanding the foregoing or anything herein to the contrary, our Compensation Committee Report on Executive Compensation, Audit and Compliance Committee Report and Performance Graph included in our proxy statements filed pursuant to Section 14 of the Securities Exchange Act of 1934 will not be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus may be modified or superseded by a statement in this prospectus or in any prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus.

Upon your written or oral request, we will provide you with a free copy of any or all of the filings incorporated into this prospectus (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at: 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, (972) 420-8200, Attention: Ms. Valerie Evans, Corporate Services.

THE COMPANY

Horizon Health Corporation is a diversified health care services provider. We are:

•	a contract manager of behavioral health and physical rehabilitation clinical programs offered by acute care hospitals in the United States;

•	an owner/operator of freestanding behavioral health hospitals providing behavioral health care for children, adolescents and adults;

•	a provider of employee assistance programs and behavioral services to employers and managed care organizations; and

•	a provider of specialized temporary nurse staffing services for acute care hospitals.

At November 30, 2004, we had 108 behavioral health program management contracts and 31 physical rehabilitation program management contracts relating to programs in acute care hospitals located in 36 states and the District of Columbia; 114 CQI+ mental health outcomes measurement contracts; and 1,164 contracts to provide employee assistance programs and managed behavioral health services covering in excess of 3.6 million lives. At November 30, 2004, we also owned and operated (i) Michiana Behavioral Health Center, a behavioral health hospital with 80-licensed beds located in Plymouth, Indiana, which we acquired on April 1, 2004, and (ii) Poplar Springs Hospital, that consists of five behavioral health care facilities with a combined total of 189 beds located generally in North Central Virginia, which we acquired on June 1, 2004. During the quarter ended November 30, 2004, our specialized temporary nurse staffing service group provided nurses to just under 100 different acute care hospitals primarily located in California and Michigan, placing an average of over 350 nurses a month. Effective January 1, 2005, we entered into a 50-year lease agreement of Laurelwood Hospital, a 160-bed psychiatric hospital located in Willoughby, Ohio, a suburb of Cleveland.

The address and telephone number of our principal executive offices are 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, phone no. (972) 420-8200.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of securities sold by us for general corporate purposes, which may include the repayment of debt, acquisitions, capital expenditures and working capital. We may temporarily invest funds we receive from the sale of securities by us that we do not immediately need for these purposes.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated below was as follows:

Years Ended August 31,					3 Months Ended November 30, 2004
2000	2001	2002	2003	2004
5.86	8.03	12.33	11.76	10.12	7.70

Our ratios of earnings to fixed charges are calculated by dividing earnings by fixed charges for the period indicated, where:

•	“earnings,” is defined as consolidated income from continuing operations plus income taxes, minority interest and fixed charges, except capitalized interest; and

•	“fixed charges,” is defined as consolidated interest on indebtedness, including capitalized interest, amortization of debt issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.

Because we have no preferred stock issued and outstanding, dividends relating to preferred stock are not included in the calculation of fixed charges.

DESCRIPTION OF CAPITAL STOCK AND RELATED MATTERS

As of January 31, 2005, our authorized capital stock was 40,500,000 shares, consisting of 40,000,000 shares of common stock, $.01 par value per share, and 500,000 shares of preferred stock, $.10 par value per share. As of January 31, 2005, an aggregate of 5,622,899 shares of common stock and no shares of preferred stock were outstanding. We have summarized certain provisions of our certificate of incorporation and bylaws below, but you should read our certificate of incorporation and bylaws for a more complete description of the rights of holders of our capital stock.

Common Stock

Voting Rights

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to a vote of our stockholders. Common stockholders are not entitled to cumulative voting rights. Matters submitted for stockholder approval generally require a majority vote of the shares entitled to vote that are present in person or by proxy at a meeting of stockholders where a quorum is present. The presence in person or by proxy of the holders of a majority of the voting shares is generally necessary to constitute a quorum at meetings of our stockholders.

Election of Directors

The candidates for directors receiving the highest number of votes, up to the number of directors to be elected, are elected. At each annual meeting, our stockholders elect directors for one year terms.

Removal of Directors; Filling Vacancies on Board of Directors; Size of the Board

Our directors may be removed, with or without cause, at any meeting of stockholders at which a quorum is present, by vote of the holders of a majority of the shares or class of shares that elected the director to be removed, if notice of intention to act on the removal was given in the notice calling the meeting. Vacancies in a directorship may be filled by the vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected to fill a vacancy on the board serves for the remainder of the unexpired term of his predecessor. In the case of an increase in the number of directors, the additional director or directors may be elected by the majority of our remaining directors then in office to serve until the next meeting of stockholders at which directors are elected, or by election at an annual meeting or at a special meeting of stockholders called for that purpose.

Our bylaws provide that our board of directors will consist of not less than three nor more than nine directors, with the number to be determined by resolution of our board. Currently, the size of the board of directors is seven.

Special Meetings of Stockholders

Our bylaws provide that a special meeting of stockholders may be called by our chairman of the board, our president, the board of directors, or the holders of at least one-tenth of all shares entitled to vote at the meeting.

Dividends

Subject to any preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive ratably dividends at such times and amounts as may be declared by our board of directors. We do not intend to pay any cash dividends on our common stock in the foreseeable future. Certain of our financing arrangements restrict the payment of cash dividends.

Liquidation or Dissolution

In the event we liquidate, dissolve, or wind up our affairs, prior to any distributions to the holders of our common stock, our creditors and the holders of our preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of our common stock will share ratably, according to the number of shares held, in our remaining assets, if any.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be, upon issuance, fully paid and non-assessable.

Rights Agreement; Other Rights

Each share of our common stock is associated with one common stock purchase right pursuant to a rights agreement adopted by our board of directors and approved by our stockholders. See “—Common Stock Purchase Rights”. Except for those rights, our common stock has no subscription, conversion or preemptive rights.

Listing

Our common stock is listed on the NASDAQ National Market under the symbol “HORC”. Any additional common stock we issue pursuant to the registration statement containing this prospectus will also be listed on the NASDAQ National Market.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, phone no. (718) 921-8124.

Common Stock Purchase Rights

General

We are a party to a rights agreement dated February 6, 1997, between us and American Stock Transfer & Trust Company, as rights agent. Our rights agreement is an anti-takeover device, or “poison-pill,” which is designed to fend off a change in control that our board of directors does not believe to be in our best interests. Pursuant to the rights agreement, each share of our common stock issued prior to the date of this prospectus has associated with it one common stock purchase right. Under the current terms of the rights agreement, one right will also be issued with respect to each share of our common stock issued in the future while the rights agreement is in effect, including shares of common stock issued pursuant to our stock option or other employee benefit plans. The rights will not be exercisable after March 4, 2007, and may cease to be exercisable prior to that date under certain circumstances summarized below.

We have summarized certain provisions of the rights agreement below, but you should read the entire rights agreement for a more complete description of the rights.

Exercise Price

Each right, when it first becomes exercisable, entitles the holder to purchase one share of our common stock at an exercise price of $83.33 per share, subject to adjustment.

Exercisability of Rights

Initially, the rights are not exercisable or transferable apart from the shares of common stock with respect to which the rights were issued, and are evidenced only by the certificates representing those shares. The rights will become exercisable and transferable apart from the common stock on the exercisability date. The exercisability date is the earlier of (i) the close of business on the tenth business day after a public announcement that a person or group of affiliated or associated persons has become an “acquiring person” (meaning it or they acquired or obtained the right to acquire beneficial ownership of 15% or more of our outstanding common stock, with certain exceptions described in the rights agreement (including exceptions for shares owned by us or one of our subsidiaries or employee benefit plans, and for shares owned by any person who our board of directors determines inadvertently reached the 15% beneficial ownership level and who promptly divests sufficient shares so that 15% or greater beneficial ownership ceases) or (ii) the close of business on a date determined by a majority of our board of directors, following the commencement of a tender or exchange offer that, if consummated, would result in a person or group becoming an acquiring person.

The rights will be exercisable from the exercisability date until the expiration date, which is the earlier of the close of business on March 4, 2007, the date the rights are redeemed by us, or the date the rights are exchanged by us, at which time they will expire.

Transferability of Rights

Prior to the exercisability date, rights will not be transferable apart from the shares of common stock to which they are attached. Until the exercisability date (or earlier redemption, exchange or expiration of the rights), new common stock certificates issued after the record date for the initial distribution of rights in 1997, upon transfer or new issuance of shares of common stock, will contain a notation incorporating the rights agreement by reference. Until the exercisability date (or earlier redemption, exchange or expiration of the rights), the surrender for transfer of any certificate for shares of common stock will also constitute the transfer of the rights associated with the shares of common stock represented by the certificate.

As soon as practicable after the exercisability date, separate rights certificates evidencing the rights will be mailed to each record holder of shares of common stock as of the close of business on the exercisability date and, in certain circumstances, holders of certain shares issued after the exercisability date. Until exercised, the holders will not have any rights of holders of common stock, including any rights to vote or receive dividends on the common stock.

Flip-In Rights

A flip-in event occurs if any person or group acquires 15% or more of common stock. After the occurrence of a flip-in event, each right will entitle the holder to receive, upon exercise and payment of the exercise price, the number of shares of common stock having a market value immediately prior to the flip-in event equal to two times the then current exercise price of the right (i.e., a 50% discount), except that in certain circumstances any right that is or was beneficially owned by an acquiring person (or any of its affiliates or associates) will become null and void upon the occurrence of the flip-in event. Cash will be paid in lieu of fractional shares.

For example, at the initial exercise price of $83.33 per right, if any person becomes the beneficial owner of 15% or more of our outstanding common stock, ten business days thereafter each right (other than rights owned by that person or any of its affiliates or associates, which will have become void) would entitle its holder to purchase $166.66 worth of common stock for $83.33. Assuming that the common stock had a per share value of $16.66 at that time, each right would effectively entitle its holder to purchase ten shares of common stock for $83.33.

Flip-Over Rights

A flip-over event occurs if, following an exercisability date, either (i) we are acquired in a merger or other business combination transaction or (ii) we sell or otherwise transfer more than 50% of our aggregate assets or earning power. After the occurrence of a flip-over event, each holder of a right (except rights previously voided as described above) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring person having a value equal to two times the then current exercise price of the right. The flip-over right will be exercisable apart from, and regardless of the exercise or surrender of, the flip-in right.

Redemption of Rights

At any time before the close of business on the tenth business day following a public announcement that a party is an acquiring person, our board of directors may redeem the rights in whole but not in part at a redemption price of $.01 per right. Under some circumstances, the redemption must also be approved by a majority of the members of the board in office at the time of the adoption of the rights agreement or members whose nominations were approved by members then in office. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Exchange of Rights

At any time after any person becomes an acquiring person, our board of directors may exchange the rights (other than rights owned by the acquiring person or any of its affiliates or associates which have become void), in whole or in part, for common stock at an exchange ratio of one share of common stock per right. Under some circumstances, the exchange must also be approved by a majority of the members of our board in office at the time of the adoption of the rights agreement or members whose nominations were approved by members then in office.

Adjustments

The exercise price payable, and the number of shares of common stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock, (ii) upon the grant to holders of the common stock of certain rights, options or warrants to subscribe for or purchase common stock at a price, or securities convertible into common stock with a conversion price, less than the then current market price of the common stock or (iii) upon the distribution to holders of common stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in shares of common stock) or of subscription rights or warrants (other than those referred to above).

Reserved Shares/Substitution of Assets

The rights agreement contemplates that we will reserve a sufficient number of authorized but unissued shares of common stock to permit the exercise in full of the rights should they become exercisable. Our board of directors may (and under certain circumstances is obligated to) issue other equity securities or assets upon the exercise of the rights if sufficient shares of common stock are not available for issuance. The board may make adequate provision to substitute for the shares of common stock which are not available for issuance upon exercise of rights either cash, other equity securities of the Company (including, without limitation, shares of our preferred stock), debt securities of the Company, other assets, or a combination of the foregoing, having an aggregate value (as determined by a majority of the board after receiving advice from a nationally recognized investment banking firm) equal to the value of the shares of common stock unavailable for issuance upon exercise of the rights. In addition, the board, subject to certain limitations, may amend the rights agreement to change the exercise price and therefore the number of shares of common stock issuable upon exercise of the rights. If we do not take such action within 30 days following the later of a flip-in event or the date on which our right of redemption with respect to the rights expires, then we will be required to deliver cash as the substitute for the unavailable authorized shares of common stock.

Amendment of the Rights Agreement

At any time prior to the exercisability date, our board of directors may amend any provision of the rights agreement in any manner, including to change the exercise price, without the approval of the holders of our common stock. Thereafter, subject to certain limitations, the board of directors may amend the rights agreement without the approval of the holders of the common stock so long as the interests of the holders of the rights are not adversely affected, including generally (i) to shorten or lengthen any time period under the rights agreement or (ii) in any manner that the board deems necessary or desirable, so long as the amendment is consistent with and for the purpose of fulfilling the objectives of the board in originally adopting the rights agreement.

Preferred Stock

Our board of directors may from time to time, without any vote or action by our stockholders, authorize us to issue one or more series of preferred stock and may fix the designations, terms, and relative rights, preferences, privileges and restrictions of each of these series, including the dividend rate, voting rights, conversion rights and privileges, redemption and sinking fund provisions and liquidation preferences.

Thus, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company. In addition, the existence of authorized but unissued preferred stock could have an adverse effect on the market price for our common stock.

The particular terms of any series of preferred stock that we may offer with this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the designation of the series, which may be by distinguishing number, letter and title;

•	the number of shares of the series;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, and the terms, conditions and dates on which any such dividends will be paid, including the relation which such dividends will bear to dividends payable on other classes or series of our capital stock and whether such dividends will be, in whole or in part, cumulative or non-cumulative or participating or non-participating;

•	the redemption rights and price, if any;

•	the terms and amount of any related sinking fund;

•	amounts to be paid in respect of shares of the series upon our liquidation, dissolution or winding up and the priority in which those payments will be made in relation to other classes or series of our capital stock;

•	whether the shares of the series will be convertible, and if so, the specification of the securities into which such preferred stock is convertible;

•	the conversion price or rate, and any adjustments thereof, the dates as of which such shares will be convertible, and all other terms and conditions upon which the conversion may be made;

•	the terms, conditions and amounts of any obligations we may have to repurchase shares of the series;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the series.

Amendments to Certificate of Incorporation and Bylaws

Our certificate of incorporation reserves to the Company the right to amend, alter, change or repeal any provision contained in the certificate, in the manner now or hereafter prescribed by law, and states that all rights conferred to our stockholders in the certificate are granted subject to that reservation.

Under Delaware law, any amendment of our certificate of incorporation requires the affirmative vote of a majority of our outstanding stock entitled to vote on the amendment, and a majority of our outstanding stock of each class entitled to vote on the amendment as a separate class. Under certain circumstances, the holders of any class or series of our capital stock then outstanding will be entitled to vote as a class on a proposed amendment, whether or not entitled to vote on the amendment by our certificate of incorporation.

Our bylaws provide that our board of directors has the power to adopt, amend or repeal bylaws at any board meeting at which a quorum is present, by the affirmative vote of a majority of the directors present at the meeting, if notice of the proposed action is contained in the notice of the meeting.

Anti-Takeover Provisions

Rights Agreement

The common stock purchase rights issued pursuant to the rights agreement discussed above have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by our board of directors since our board may, at its option, at any time prior to the close of business on the tenth business day following a public announcement that a party is an acquiring person, redeem all but not less than all of the then outstanding rights at a redemption price of $.01 per right.

Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of a corporation’s outstanding voting stock. This provision may have the effect of delaying, deferring or preventing a change in control of the Company without further action by our stockholders.

Provisions of Our Certificate of Incorporation and Bylaws

Portions of our certificate of incorporation and bylaws may make the acquisition of control of the Company more difficult. These provisions may also encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer. The provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or which is otherwise unfair to our stockholders. We have summarized the key provisions below. You should read our certificate of incorporation and bylaws for a more complete description of these and other provisions.

Our authorized capital stock currently includes 500,000 shares of preferred stock, $.10 par value per share. As of January 31, 2005, none of our preferred stock is outstanding. Our board of directors has the authority to authorize the issuance of preferred stock in one or more series and to fix the rights (including voting rights, if any), preferences, privileges and restrictions granted to or imposed upon any series, without any further vote or action by stockholders. Any future issuance of common stock or preferred stock will be subject to the rights of holders of any outstanding shares of preferred stock we issue in the future.

We believe the preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Having authorized shares of preferred stock available for issuance will allow us to issue shares of preferred stock without further action by stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities may be listed. Our board of directors could authorize us to issue a series of preferred stock, the terms of which could impede the completion of a merger, tender offer or other takeover attempt and may adversely affect the voting and other rights of the holders of common stock or other preferred stock then outstanding. Our board of directors will make any determination to issue shares based on its judgment as to the best interests of us and our stockholders at the time of issuance. In so acting, the board could cause us to issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock.

Our bylaws provide that the number of directors may be fixed from time to time by our board of directors. The bylaws also provide that, subject to any rights of the holders of our outstanding preferred stock, a majority of our directors then in office will have the authority to fill any vacancies on the board. As a result of these provisions, the board of directors could temporarily prevent any stockholder from obtaining majority representation on the board by enlarging the board and filling the new directorships with its own nominees.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities from time to time in one or more series. The following description, together with any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and any related indenture.

We have summarized below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The indenture and any supplemental indenture will be included or incorporated by reference as exhibits to the registration statement containing this prospectus. You should read the indenture and any supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We will describe the specific terms of the series of debt securities being offered in the related prospectus supplement. These terms will include some or all of the following:

•	the designation or title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued;

•	any terms relating to the subordination of the debt securities;

•	whether any of the debt securities are to be issuable as a global security and whether global securities are to be issued in temporary global form or permanent global form;

•	the person to whom any interest on the debt security will be payable if other than the person in whose name the debt security is registered on the record date;

•	the date or dates on which the debt securities will mature;

•	the rate or rates of interest, if any, that the debt securities will bear, or the method of calculation of the interest rate or rates;

•	the date or dates from which any interest on the debt securities will accrue, the dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

•	the place or places where payments on the debt securities will be payable;

•	whether we will have the right or obligation to redeem or repurchase any of the debt securities, and the terms applicable to any optional or mandatory redemption or repurchase;

•	the denominations in which the debt securities will be issuable;

•	any index or formula used to determine the amount of payments on the debt securities;

•	the portion of the principal amount of the debt securities that will be payable if there is an acceleration of the maturity of the debt securities, if that amount is other than the principal amount;

•	any restrictive covenants for the benefit of the holders of the debt securities;

•	the events of default with respect to the debt securities; and

•	any other terms of the debt securities.

Priority of the Debt Securities

Unless otherwise described in the applicable prospectus supplement, the debt securities will be our general unsecured obligations and will rank pari passu (i.e., equally and ratably) with all of our other senior unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of insolvency, our creditors who are holders of secured indebtedness, as well as some of our general creditors, may recover more, ratably, than the holders of the debt securities.

With respect to any offering of debt securities, we will describe in the applicable prospectus supplement or the information incorporated by reference the approximate amount of our outstanding indebtedness as of the end of our most recent fiscal quarter.

Form and Denominations

The debt securities will be issued in fully registered form and in denominations of $1,000 and integral multiples thereof, except in the case of global securities issued by us or unless otherwise specified in a prospectus supplement.

Transfer and Exchange

You may have your debt securities (other than global securities) broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities (other than global securities) at any office we maintain for this purpose in accordance with the terms of the indenture. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these tasks ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.”

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the debt securities, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. Additionally, we may refuse to register transfers or exchanges between a record date and the next succeeding interest payment date.

Redemption

Unless otherwise provided in the applicable prospectus supplement, we may redeem the debt securities at our option on the terms set forth in the indenture. Upon the occurrence of either a change of control (as defined in the indenture) or certain asset sales, we may be required to offer to purchase outstanding debt securities, in whole or in part, if we have sale proceeds exceeding some reasonable amount which will be provided for in the indenture and consistent with the industry and the sale proceeds are not timely applied toward repayment of debt or investment in other assets useful to our business.

Payment and Paying Agents

Unless otherwise provided in a prospectus supplement, we will pay interest to you on June 1st and December 1st if you are a direct holder listed in the trustee’s records at the close of business on May 15th and November 15th, respectively, even if you no longer own the security on the interest due date. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sale price of the debt securities to allocate interest fairly between buyer and seller. This allocated interest amount is called “accrued interest.”

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement, to the extent required.

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary such as The Depository Trust Company, which represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. A global security may be transferred as a whole only as follows:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary (herein, participants). The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of that global security.

Unless otherwise indicated in the applicable prospectus supplement, owners of beneficial interests in a global security will be entitled to have the debt securities represented by that global security registered in their names and will be entitled to receive physical delivery of those debt securities in definitive form upon the terms set forth in the indenture. The laws of some states may require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s or its nominee’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of such participants.

If the depositary is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities in exchange for the applicable global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in that event, will issue debt securities of that series in exchange for that global security.

Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Covenants

With respect to each series of debt securities, we will be required to pay the principal of, and interest and any premium on, the debt securities when due. There will be additional covenants governing each series of debt securities that will be described or referred to in the applicable prospectus supplement.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, an “event of default” with respect to the debt securities under the indenture means:

•	our default for 30 days in payment of any interest on the debt securities;

•	our default in payment of any principal or premium on the debt securities of the series upon maturity or otherwise;

•	our default in the observance of certain covenants as set forth in the indenture;

•	our default, for 30 days after delivery of written notice, in the observance or performance of other covenants;

•	our default in the payment of certain of our other indebtedness;

•	certain bankruptcy, insolvency or reorganization events relating to us or our subsidiaries;

•	the entry of a judgment in excess of the amount specified in the indenture or any supplemental indenture against us or a significant subsidiary which is not covered by insurance and not discharged, waived or stayed; or

•	any other event of default included in the indenture or any supplemental indenture and described in the prospectus supplement.

The consequences of an event of default, and the remedies available under the indenture or any supplemental indenture, will vary depending upon the type of event of default that has occurred.

Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing, then either the trustee or the holders of at least 25% of the principal amount specified in the indenture or any supplemental indenture of the outstanding debt securities may declare the principal of all the affected debt securities and interest accrued to be due and payable immediately.

Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing and is due to a bankruptcy, insolvency or reorganization event relating to us, then the principal (or such portion of the principal as is specified in the terms of the debt securities) of and interest accrued on all debt securities then outstanding will become due and payable automatically, without further action by the trustee or the holders.

Under conditions specified in the indenture and any supplemental indenture, the holders of a majority of the principal amount of the debt securities may annul or waive certain declarations and defaults described above. These holders may not, however, waive a continuing default in payment of principal of (or premium, if any) or interest on the debt securities.

The indenture will provide that subject to the duty of the trustee during a default to act with the required standard of care, the trustee will have no obligation to exercise any right or power granted to it under the indenture at the request of holders of debt securities unless the holders have indemnified the trustee. Subject to the provisions in the indenture and any supplemental indenture for the indemnification of the trustee and other limitations specified therein, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities.

If you hold debt securities, you will not be permitted under the terms of the indenture or any supplemental indenture to institute any action against us in connection with any default (except actions for payment of overdue principal, premium, or interest or other amounts) unless:

•	you have given the trustee written notice of the default and its continuance;

•	holders of not less than 25% in principal amount of the debt securities issued under the indenture have made a written request upon the trustee to institute the action and have offered the trustee reasonable indemnity;

•	the trustee has not instituted the action within 60 days of the request; and

•	during such 60-day period, the trustee has not received directions inconsistent with the written request by the holders of a majority in principal amount of the outstanding debt securities issued under the indenture.

Defeasance Provisions Applicable to the Debt Securities

Unless otherwise specified in a prospectus supplement, under the indenture or any supplemental indenture, we, at our option,

•	will be discharged from our obligations in respect of the debt securities under the indenture (except for certain obligations relating to the trustee and obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

•	need not comply with certain restrictive covenants of the indenture or supplemental indenture,

in each case, if we irrevocably deposit, in trust with the trustee, money or U.S. government obligations which through the payment of interest and principal will provide money sufficient to pay all the principal of, and interest and premium, if any, on, the debt securities on the dates on which such payments are due. We must also specify whether the debt securities are being defeased to maturity or to a particular redemption date.

To exercise the above option, no default or event of default shall have occurred or be continuing on the date of such deposit, and such defeasance must not result in a breach of or constitute a default under any material agreement to which we are bound. We also must deliver a certificate stating that the deposit was not made with the intent of preferring holders of the debt securities over our other creditors. In addition, we must deliver to the trustee an opinion of counsel that:

•	the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet point above, the opinion will be accompanied by a private letter ruling to that effect from the IRS or a revenue ruling concerning a comparable form of transaction to that effect published by the IRS,

•	after the 91st day following the deposit, the funds will not be subject to the effect of any applicable bankruptcy, insolvency or similar laws, and

•	all conditions precedent relating to the defeasance have been complied with.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act. Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by the modification. However, unless indicated otherwise in the applicable prospectus supplement, the provisions of the indenture may not be modified without the consent of each holder of debt securities affected thereby if the modification would:

•	reduce the principal of or change the stated maturity of any such debt securities;

•	waive certain provisions regarding redemption in a manner adverse to the rights of any holder of such debt securities;

•	reduce the rate of or change the time for payment of interest on such debt securities;

•	waive a default in the payment of principal or interest on such debt securities;

•	change the currency in which any of such debt securities are payable;

•	waive a redemption payment with respect to such debt securities (other than as specified in the indenture); or

•	change the provisions of the indenture regarding waiver and amendment.

The Trustee

We will include information regarding the trustee in the prospectus supplement relating to any series of debt securities. If any event of default shall occur (and be continuing) under the indenture or any supplemental indenture, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its powers at the request of any of the holders of the debt securities, unless the holders shall have offered the trustee reasonable indemnity against the costs, expenses and liabilities it might incur. The indenture, any supplemental indenture, and the provisions of the Trust Indenture Act incorporated by reference thereby, will contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims or to realize on property received by it in respect of any claims as security or otherwise.

PLAN OF DISTRIBUTION

Offering and Sale of Securities

We may sell the securities from time to time as follows:

•	through agents;

•	to dealers or underwriters, including for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we, or dealers acting with us or on our behalf, may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we may pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with any underwritten offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NASDAQ National Market or otherwise.

Matters Relating to the Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. Other than our common stock, we may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may also make a market in those securities. However, no underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance by Horizon Health Corporation. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL MATTERS

Strasburger & Price, L.L.P., Dallas, Texas, will pass upon certain legal matters relating to the validity of our common stock, preferred stock and debt securities. David K. Meyercord, Esq., our Senior Vice President – Administration and General Counsel, was a member of Strasburger & Price, L.L.P. from 1975 through June 2004.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended August 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, our independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of PSH Acquisition Corporation (D/B/A Poplar Springs Hospital) at December 31, 2003 and 2002, and for each of the two years ended December 31, 2003, incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed with the SEC on August 5, 2004, have been so incorporated in reliance on the report of Goodman & Company, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Estimated expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and sale of the securities being registered hereby, are as follows:

Securities Exchange Commission Registration Fee		$11,770
*Printing and Engraving Expenses	$	**
*Trustee Fees and Expenses	$	**
*Rating Agency Fees and Expenses	$	**
*Listing Fees and Expenses	$	**
*Accounting Fees and Expenses	$	**
*Legal Fees and Expenses	$	**
*Blue Sky Fees and Expenses	$	**
*Transfer Agent Fees and Expenses	$	**
*Miscellaneous	$	**
Total	$	**
*Estimated
** To be filed by amendment.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the “Securities Act”). The Company’s Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Bylaws, agreement, resolution of stockholders or directors, or otherwise.

Pursuant to the terms of various employee benefit plans of the Company or separate indemnification agreements entered into by the Company in connection therewith, certain persons administering or acting on any committee administering the plan, including certain directors and officers of the Company, are indemnified by the Company with respect to certain liabilities which may be incurred in connection with the plan.

Directors and officers of the Company may also be indemnified in certain circumstances pursuant to statutory provisions of the Delaware General Corporation Law. Furthermore, the Company, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain liabilities under the Securities Act pursuant to agreements entered into between the Company and such underwriters.

The Certificate of Incorporation further provides that, to the full extent permitted by Delaware law, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of the director’s fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, the provision does not eliminate the liability of a director for breach of the director’s duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the Federal securities laws.

The Company maintains director and officer liability insurance covering directors and officers of the Company and its subsidiaries with respect to certain liabilities which may be incurred in connection with their service to the Company or any of its subsidiaries.

Item 16.	Exhibits.

(a)	Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement (Common Stock and/or Preferred Stock) (if required, will be filed by amendment or subsequently incorporated herein by reference).

1.2	Form of Underwriting Agreement (Debt Securities) (if required, will be filed by amendment or subsequently incorporated herein by reference).

3.1	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

3.2	Amended and Restated Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2, filed on February 16, 1995, to the Company’s Registration Statement on Form S-1, registration no. 33-88314, filed on January 6, 1995).

4.1	Specimen certificate for the Common Stock, $.01 par value per share, of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

4.2	Rights Agreement, dated February 6, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, registration no. 000-22123, filed on February 7, 1997).

4.3	Form of Indenture (to be filed by amendment).

4.4	Form of Note (Debt Securities) (included in Exhibit 4.3).

4.5	Specimen certificate for Preferred Stock, $.10 par value per share, of the Company (if required, will be filed by amendment or subsequently incorporated herein by reference for each series of Preferred Stock).

5.1	Opinion of Strasburger & Price, L.L.P. regarding legality of securities (to be filed by amendment).

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Goodman & Company (filed herewith).

23.3	Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee (if required, will be filed by amendment or in accordance with applicable rules prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on February 9, 2005.

HORIZON HEALTH CORPORATION

By:	/s/ JAMES KEN NEWMAN
James Ken Newman
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints James K. Newman, John E. Pitts and David K. Meyercord, and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JAMES KEN NEWMAN James Ken Newman	Director and Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 9, 2005

/s/ JOHN E. PITTS John E. Pitts	Senior Vice President – Finance (Principal Financial and Accounting Officer)	February 9, 2005

/s/ GEORGE E. BELLO George E. Bello	Director	February 9, 2005

/s/ MICHAEL R. BOWLIN Michael R. Bowlin	Director	February 9, 2005

/s/ JAMES E. BUNCHER James E. Buncher	Director	February 9, 2005

/s/ ROBERT A. LEFTON Robert A. Lefton	Director	February 9, 2005

/s/ WILLIAM H. LONGFIELD William H. Longfield	Director	February 9, 2005

/s/ DONALD E. STEEN Donald E. Steen	Director	February 9, 2005

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (Common Stock and/or Preferred Stock) (if required, will be filed by amendment or subsequently incorporated herein by reference).

1.2	Form of Underwriting Agreement (Debt Securities) (if required, will be filed by amendment or subsequently incorporated herein by reference).

3.1	Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

3.2	Amended and Restated Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2, filed on February 16, 1995, to the Company’s Registration Statement on Form S-1, registration no. 33-88314, filed on January 6, 1995).

4.1	Specimen certificate for the Common Stock, $.01 par value per share, of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

4.2	Rights Agreement, dated February 6, 1997, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, registration no. 000-22123, filed on February 7, 1997).

4.3	Form of Indenture (to be filed by amendment).

4.4	Form of Note (Debt Securities) (included in Exhibit 4.3).

4.5	Specimen certificate for Preferred Stock, $.10 par value per share, of the Company (if required, will be filed by amendment or subsequently incorporated herein by reference for each series of Preferred Stock).

5.1	Opinion of Strasburger & Price, L.L.P. regarding legality of securities (to be filed by amendment).

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Goodman & Company (filed herewith).

23.3	Consent of Strasburger & Price, L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee (if required, will be filed by amendment or in accordance with applicable rules prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended).